Proxy Statement Pursuant to Section 14(a)

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TRANSENTERIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 7, 2015

To our Stockholders:

You are cordially invited to the 2015 annual meeting of stockholders (the “Annual Meeting”) of TransEnterix, Inc. to be held at its executive office, 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560, on May 7, 2015, at 10:00 a.m. local time.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Annual Meeting are contained in the following pages. Stockholders also are entitled to vote on any other matters which properly come before the Annual Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Annual Meeting, even if you are unable to attend in person. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Annual Meeting.

Regardless of the number of shares you own, please be sure you are represented at the Annual Meeting either by attending in person or by returning your proxy as soon as possible.

Sincerely,

Paul A. LaViolette
Chairman of the Board of Directors

Todd M. Pope President and Chief Executive Officer

TRANSENTERIX, INC.

635 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(919) 765-8400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2015

April 7, 2015

To the stockholders of TransEnterix, Inc.:

The 2015 annual meeting of stockholders (the “Annual Meeting”) of TransEnterix, Inc., a Delaware corporation (the “Company”) will be held at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560 on May 7, 2015, at 10:00 a.m. local time, for the purpose of considering and voting upon the following:

1.	Election of Directors. The election of the ten directors named in the attached proxy statement to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

2.	Say on Pay. An advisory vote to approve the compensation paid to the Company’s named executive officers for 2014.

3.	Amendment and Restatement of the Incentive Compensation Plan. A vote to amend and restate the 2007 Amended and Restated Incentive Compensation Plan (the “Plan”) to (1) approve an increase in the number of shares reserved for issuance under the Plan by 7,000,000 shares; (2) to extend the term of the Plan until May 7, 2025; and (3) to make other changes and updates to the Plan.

4.	Other Matters. The transaction of such other business as may lawfully come before the Annual Meeting or any adjournments thereof.

The Board of Directors currently knows of no other business to be presented at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on March 20, 2015 as the record date for determination of the stockholders entitled to vote at the Annual Meeting and any adjournments thereof. You can ensure that your shares are voted at the meeting by voting via the Internet or by completing, signing and returning the enclosed proxy card. If you do attend the Annual Meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of proposals made by us.

By Order of the Board of Directors,

Joshua B. Weingard
Corporate Secretary

Notice Regarding Availability of Proxy Materials

for the 2015 Annual Meeting of Stockholders to be Held on May 7, 2015

This Notice of Annual Meeting of Stockholders, our proxy statement, the proxy card and our 2014 Annual Report are available online at www.transenterix.com.

TRANSENTERIX, INC.

635 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(919) 765-8400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2015

This proxy statement is sent by the Board of Directors (the “Board”) of TransEnterix, Inc. (the “Company”), to solicit proxies to be voted at our 2015 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, May 7, 2015, at 10:00 a.m. local time, at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560 and at any adjournments thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the enclosed proxy card, the Notice of Annual Meeting of Stockholders and the Company’s 2014 Annual Report will first be mailed to stockholders entitled to vote on or about April 7, 2015.

Special Note Regarding the Company’s History: On September 3, 2013, SafeStitch Medical, Inc. completed a merger (the “Merger”) with TransEnterix Surgical, Inc. under which TransEnterix Surgical became a wholly owned subsidiary of SafeStitch. On December 6, 2013, SafeStitch changed its name to TransEnterix, Inc. and its trading symbol to “TRXC.” In this proxy statement, when we refer to the combination of SafeStitch and TransEnterix Surgical after giving effect to the Merger, we use the terms “TransEnterix,” the “Company,” “we,” “us,” and “ours.” When we refer to the historical business, operations and corporate status of the parent in the Merger we use the term “SafeStitch” and when we refer to the historical business, operations and corporate status of the subsidiary in the Merger, we use the term “TransEnterix Surgical.” In addition, on March 31, 2014, the Company effected a one-for-five reverse stock split of its common stock, par value $0.001 per share (the “Common Stock”) in which each five shares of Common Stock were exchanged for one share. The share information in this proxy statement has been adjusted to reflect the reverse stock split.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can vote?

Holders of record of our Common Stock as of the close of business on March 20, 2015, the record date, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Holders of shares of Common Stock are entitled to vote on all matters brought before the Annual Meeting.

As of the record date, there were 64,438,460 shares of Common Stock outstanding and entitled to vote on the election of directors and all other matters. Holders of Common Stock will vote on all matters as a class. Holders are entitled to one vote for each share of Common Stock outstanding as of the record date.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

How do I vote?

You may vote in person at the Annual Meeting, vote by proxy through the Internet or vote by proxy using the enclosed proxy card. To vote through the Internet, go to www.cstproxyvote.com and complete an electronic proxy card. You will be asked for the Company Number, Proxy Number and Account Number, which are provided on the enclosed proxy card.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. Voting by proxy will not affect your right to attend the Annual Meeting and vote. If you properly complete your paper or electronic proxy and submit it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board and, as to any other matters properly brought before the Annual Meeting, in the sole discretion of the proxy.

What are the recommendations of the Board?

The Board recommends that you vote:

“FOR” the election of all nominees for director named in this proxy statement;

“FOR” the approval, by advisory vote, of the executive compensation of our named executive officers for 2014; and

“FOR” the approval of the amendment and restatement of the 2007 Amended and Restated Incentive Compensation Plan (the “Plan”) to increase the number of shares available for awards under the Plan by seven million shares, to extend the term of the Plan by 10 years, to make other changes and updates as described in this proxy statement, and to approve the Plan for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board knows of no matters that are likely to be brought before the Annual Meeting other than the matters identified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the proxy will be authorized to vote or otherwise act according to his judgment on those matters.

What constitutes a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. Abstentions in each of the proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining the existence of a quorum at the Meeting.

How many votes are required to approve the proposals to be acted upon at the Annual Meeting?

Election of Directors

With regard to the election of directors under Proposal One, votes may be cast “For” or “Withheld” for one or more of the nominees being proposed. Directors are elected by a plurality of votes, without respect to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

Approval, by Advisory Vote, of Executive Compensation

With regard to the stockholder advisory vote to approve the executive compensation for our named executive officers for 2014, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matter at the Annual Meeting is required. You may vote “For” the proposal, “Against” the proposal or “Abstain” with respect to the proposal. This vote is advisory in nature and, therefore, not binding on the Company. However, our Board will consider the outcome of this vote in its future deliberations regarding executive compensation. Broker non-votes are not considered as votes cast and have no impact on the result of the vote. Abstentions are considered as negative votes.

Amendment and Restatement of the Plan

With regard to the vote to approve the amendment and restatement of the Plan, including for purposes of section 162(m) of the Code, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matter at the Annual Meeting is required. You may vote “For” the proposal, “Against” the proposal or “Abstain” with respect to the proposal. Broker non-votes are not considered as votes cast and have no impact on the result of the vote. Abstentions are considered as negative votes.

Can I revoke my proxy?

Yes. If you return your proxy card or vote via the Internet, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Annual Meeting;

•	by delivering a written notice of revocation before the Annual Meeting with a date later than your previously delivered proxy card to our principal offices at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560, Attention: Corporate Secretary; or

•	by timely delivering another electronic or paper proxy dated after the date of the proxy that you wish to revoke. Your most current proxy is the one that is counted.

Do I have dissenter’s rights of appraisal with respect to any proposal to be acted upon at the Annual Meeting?

No. Neither Delaware law nor the Company’s certificate of incorporation or bylaws entitle stockholders to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for this proxy solicitation. Our officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. The Company does not currently intend to retain a third party proxy solicitor for the Annual Meeting, but may later elect to do so. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock currently; (ii) each of our current directors and director nominees (iii) each of our named executive officers; and (iv) all of our executive officers, directors and director nominees as a group. Ownership information is set forth as of March 20, 2015. Unless otherwise noted, each of the following disclaims any beneficial ownership of the shares, except to the extent of his, her or its pecuniary interest, if any, in such shares. Unless otherwise indicated, the mailing address of each individual is c/o TransEnterix, Inc., 635 Davis Drive, Suite 300, Morrisville, NC 27560.

	As of March 20, 2015
Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percentage of Outstanding Common Shares (2)
Paul LaViolette (3)	7,574,597	11.8%
Dennis J. Dougherty (4)	3,953,981	6.1%
Jane H. Hsiao, Ph.D., MBA (5)	4,950,980	7.6%
R. Scott Huennekens	—	*
William N. Kelley	—	*
Aftab R. Kherani, M.D. (6)	15,000	*
David Milne (7)	7,561,692	11.7%
Richard C. Pfenniger, Jr. (8)	87,950	*
Todd M. Pope (9)	1,168,878	1.8%
William N. Starling (10)	5,883,373	9.1%
Richard M. Mueller (11)	40,223	*
Joseph P. Slattery (12)	281,582	*
All Executive Officers and Directors as a group (12 persons) (13)	23,971,564	36.0%
Aisling Capital III, L.P. (14)	8,335,819	12.9%
SV Life Sciences Fund (15)	7,546,692	11.7%
Synergy Life Science Partners, L.P. (16)	5,318,969	8.3%
Frost Gamma Investments Trust (17)	4,308,469	6.7%
BlackRock, Inc. (18)	4,046,042	6.3%
Intersouth Partners VII, L.P. (19)	3,938,981	6.1%
StepStone Funds (20)	3,480,512	5.4%

*	Holds less than 1%
(1)	A person is deemed to be the beneficial owner of shares of Common Stock underlying options and warrants held by that person that are exercisable as of March 20, 2015 or that will become exercisable within 60 days thereafter.
(2)	Based on 64,438,460 shares of Common Stock outstanding as of March 20, 2015. Each beneficial owner’s percentage ownership is determined assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable as of March 20, 2015, or that will become exercisable within 60 days thereafter, have been exercised into Common Stock. The additional shares resulting from such exercise are included in both the numerator and denominator for such beneficial owner for purposes of their calculation.
(3)	Includes 7,338,352 shares held by SV Life Sciences Fund IV, L.P. and 208,340 shares held by SV Life Sciences Fund IV Strategic Partners, L.P. Paul LaViolette is a partner of SVLSF IV, LLC and a control person of both SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. Also includes options to purchase 27,905 shares of Common Stock.
(4)	Consists of 3,938,981 shares of Common Stock held by Intersouth Partners VII, L.P. Dennis Dougherty is a principal and a control person of Intersouth Partners VII, L.P. Also includes options to purchase 15,000 shares of Common Stock.

(5)	Includes options to purchase 130,750 shares of Common Stock, and warrants to acquire 400,000 shares of Common Stock. Dr. Hsiao’s Common Stock holdings also include beneficial ownership of shares held by Hsu Gamma Investments, L.P. (“Hsu Gamma”), which holds 1,257,694 shares of Common Stock. Dr. Hsiao is the general partner of Hsu Gamma. Dr. Hsiao’s address is 4400 Biscayne Blvd, Miami, FL 33137.
(6)	Consists of options to purchase 15,000 shares of Common Stock.
(7)	Includes 7,338,352 shares held by SV Life Sciences Fund IV, L.P. and 208,340 shares held by SV Life Sciences Fund IV Strategic Partners, L.P. David Milne is a managing partner of SVLSF IV, LLC and a control person of both SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. Also includes options to purchase 15,000 shares of Common Stock.
(8)	Includes 48,000 shares of common stock directly held by Mr. Pfenniger and options to purchase 39,950 shares of Common Stock.
(9)	Consists of options to purchase 1,168,878 shares of Common Stock.
(10)	Includes 5,318,969 shares of Common Stock held by Synergy Life Science Partners, L.P., and 392,122 shares of Common Stock held by Synecor, L.L.C. William N. Starling is a managing director of Synergy Life Science Partners, L.P. and the chief executive officer of Synecor, L.L.C. Also includes 4,613 shares held by Mark Starling, Trustee of the William N. Starling, Jr. and Dana Gregory Starling 1990 Irrevocable Trust and 135,223 shares held by W. Starling and D. Starling, Trustees of the Starling Family Trust, UDT August 15, 1990. Further includes options to purchase 32,446 shares of Common Stock.
(11)	Consists of options to purchase 40,223 shares of Common Stock.
(12)	Includes 83,666 shares of common stock directly held and jointly owned by Mr. Slattery and his spouse and options to purchase 197,916 shares of Common Stock.
(13)	Includes options to purchase 1,610,631 shares of Common Stock and warrants to purchase 400,000 shares of Common Stock.
(14)	The address of Aisling Capital III, LP is 888 Seventh Avenue, 30th Floor, New York, NY 10106. Based on information made available to the Company and on the Schedule 13D filings made by Aisling Capital III, LP, Steve Elms, Dennis Purcell and Andrew Schiff share voting and investment control over the shares of Common Stock held by Aisling Capital III, LP.
(15)	Consists of 7,338,352 shares held by SV Life Sciences Fund IV, L.P. and 208,340 shares held by SV Life Sciences Fund IV Strategic Partners, L.P. The address of each of SV Life Sciences Fund IV, L.P., SV Life Sciences Fund IV Strategic Partners, L.P. and SVLSF IV, LLC, their control person, is One Boston Place Suite 3900, 201 Washington Street, Boston, MA 02108. Based on information made available to the Company and on the Schedule 13G filings made by SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P., David Milne shares voting and investment control over the shares of Common Stock owned by such entities.
(16)	Consists of 5,318,969 shares of Common Stock held by Synergy Life Science Partners, L.P., and 392,122 shares of Common Stock held by Synecor, L.L.C. The address of each of Synergy Life Science Fund and Synecor, L.L.C. is 3284 Alpine Road, Portola Valley, CA 94028. Based on information made available to the Company and on the Schedule 13D filings made by these entities, William N. Starling, Richard S. Stack and Mudit K. Jain share voting and investment control over the shares of Common Stock held by such entities.
(17)	Frost Gamma Investments Trust holds 4,108,469 shares of Common Stock and warrants to purchase 200,000 shares of Common Stock. Dr. Phillip Frost, a former TransEnterix director, is the trustee, and Frost Gamma Limited Partnership is the sole and exclusive beneficiary, of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.
(18)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. Based on the Schedule 13G filed by this entity on February 2, 2015, no individuals are identified as having or sharing voting or investment control over the shares of Common Stock held by such entity.

(19)	The address of Intersouth Partners VII, L.P. is 102 City Hall Plaza, Suite 200, Durham, NC 27701. Based on information made available to the Company and on the Schedule 13G filings made by Intersouth Partners VII, L.P., Dennis J. Dougherty and Mitch Mumma share voting and investment power over the shares of Common Stock held by such entity.
(20)	The address of the StepStone Funds is 4350 La Jolla Village Drive, Suite 800, San Diego, CA 92122. Based on information made available to the Company and on the Schedule 13G filings made by the StepStone Funds with the SEC with respect to the Company’s shares, the StepStone Funds consist of StepStone Pioneer Capital Buyout Fund II, L.P., StepStone Pioneer Capital II, L.P., and StepStone SYN Investments, L.L.L.P.; no individuals are identified as having or sharing voting or investment control over the shares of Common Stock owned by the StepStone Funds.

MANAGEMENT

Our executive officers are elected by the Board of Directors (the “Board”), and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board. There are no family relationships among any of the directors and executive officers of the Company. In accordance with our amended and restated certificate of incorporation, as amended, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified. No director or executive officer has been involved in any legal proceeding during the past ten years that is material to an evaluation of his or her ability or integrity.

The following table sets forth names, ages and positions with the Company for all directors and executive officers of the Company as of March 20, 2015:

	Age	Position	Director Since (1)
Directors and Director Nominees
Dennis J. Dougherty	67	Director	2013
Jane H. Hsiao, Ph.D., MBA	67	Director	2005
William N. Kelley, M.D	75	Director	2015
Aftab R. Kherani, M.D.	41	Director	2013
Paul A. LaViolette	57	Director, Chairman of the Board	2013
David B. Milne	52	Director	2013
Richard C. Pfenniger, Jr.	59	Director	2005
Todd M. Pope	49	Chief Executive Officer, President, Director	2013
William N. Starling	61	Director	2013
R. Scott Huennekens	50	Director Nominee	—

Other Executive Officers
Joseph P. Slattery	50	Executive Vice President and Chief Financial Officer

(1)	Dennis Dougherty, Aftab Kherani, Paul LaViolette, David Milne and William Starling were members of the Board of Directors of TransEnterix Surgical prior to the Merger. TransEnterix Surgical is now a wholly owned subsidiary of the Company. Mr. Dougherty served as a director of TransEnterix Surgical from September 2010 until September 3, 2013. Dr. Kherani served as a director of TransEnterix Surgical from December 2012 until September 3, 2013. Mr. LaViolette served as a director and Chairman of the Board of TransEnterix Surgical from July 2011 until September 3, 2013. Mr. Milne served as a director of TransEnterix Surgical from December 2007 until September 3, 2013. Mr. Starling served as a director of TransEnterix Surgical from its founding in July 2006 until September 3, 2013. Under the Merger Agreement, at the time of the Merger on September 3, 2013, each of Messrs. Dougherty, LaViolette, Milne and Starling and Dr. Kherani became members of the Board of Directors of the Company and resigned as members of the Board of TransEnterix Surgical.

Directors

The following information summarizes, for each of our directors, his or her principal occupations and other public company directorships for at least the last five years and information regarding the specific experiences, qualifications, attributes and skills of such director:

Dennis J. Dougherty. Mr. Dougherty founded and has been the Managing General Partner of Intersouth Partners since 1985. Mr. Dougherty holds primary responsibility for Intersouth’s life science portfolio, which includes companies in biopharmaceuticals, medical technology and agribusiness, working with companies from founding through public offering. Mr. Dougherty has served on the boards of directors of more than 40 companies, most of which were privately held. Mr. Dougherty is a founder of the North Carolina Council for Entrepreneurial Development and was a member of the Steering Committee for the Kauffman Fellows Program. He has served on the Board of Directors of the National Venture Capital Association and previously served on the Board of Trustees of Oklahoma City University. Mr. Dougherty was also an office managing partner for Touche Ross and Co. (now Deloitte & Touche). He holds a B.S. in Business from Oklahoma City University and completed postgraduate studies in accounting and finance at Duke University. The Board believes that Mr. Dougherty’s deep experience in venture investment since his founding of Intersouth Partners, active work with biopharmaceuticals and medical technology companies, commitment to active participation with many entrepreneurial and start-up organizations, and his board service on many publicly held and privately owned companies position him to provide valuable insight and make substantial contributions to our Board.

Jane H. Hsiao, Ph.D., MBA. Dr. Hsiao served as Chairman of the Board from September 2007 until September 2013. Dr. Hsiao has served since May 2007 as Vice-Chairman and Chief Technical Officer of OPKO. Since October 2008, Dr. Hsiao has served as Chairman of the Board and, since February 2012, Interim CEO of medical device developer, Non-Invasive Monitoring Systems, Inc. (NIMS). Additionally, Dr. Hsiao serves as a director of Neovasc, Inc., a company developing and marketing medical specialty vascular devices. Dr. Hsiao previously served as the Vice Chairman-Technical Affairs and Chief Technical Officer of IVAX, from 1995 until IVAX was acquired in January 2006 by Teva. Dr. Hsiao also served as Chairman, CEO and President of IVX Animal Health, IVAX’s veterinary products subsidiary, from 1998 until 2006, and as IVAX’s Chief Regulatory Officer from 1992 to 1995. Dr. Hsiao previously served on the board of directors of Prolor, Ivax Diagnostics, Inc. and Sorrento Therapeutics, Inc., a development stage biopharmaceutical company. Dr. Hsiao received her B.S. from National Taiwan University and her Ph.D. from the University of Illinois, Chicago. Dr. Hsiao’s background in building and growing companies in the pharmaceutical and medical device industry, her strong technical expertise, as well as her senior management experience and extensive board service allow her to play an integral role as a member of our Board. Her broad experience in many biotechnology and life science companies gives her a keen understanding and appreciation of the many regulatory and developmental issues confronting medical device, pharmaceutical and biotechnology companies.

William N. Kelley, M.D. Dr. Kelley has served as a director of the Company since January 2015. He is currently Professor of Medicine at the School of Medicine of the University of Pennsylvania. He is also a director of GenVec, Inc., since June 2002. From 1989 to 2000, Dr. Kelley served as Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine, and Chair of the Residency Review Committee for Internal Medicine. Within the past five years, Dr. Kelley served on the board of directors of Merck & Co. Inc., Beckman Coulter, Inc., Advanced Biosurfaces, Inc. and Polymedix, Inc. Dr. Kelley’s experience as a practicing physician and a chief executive of a large healthcare system, as well as his experience as a director on other publicly traded healthcare company boards are the primary skills, qualifications and experience that bring value to our Board.

Aftab R. Kherani, M.D. Since September 2008, Dr. Kherani has served as an investment professional of Aisling Capital, where he is currently a Partner. Previously, Dr. Kherani was an Engagement Manager at McKinsey & Company, where he was a member of the Pharmaceutical, Medical Product and Private Equity practices. Prior to McKinsey, Dr. Kherani was a Chief Resident in Surgery at Duke University Medical Center, where he completed his residency in general surgery. He completed a two-year post-doctoral research fellowship at Columbia University, College of Physicians & Surgeons from 2001 to 2003. Dr. Kherani currently serves as a board observer at Syros Pharmaceuticals, Inc. and EarLens, Inc., both privately-held companies. Dr. Kherani received his M.D. from Duke, and his B.S. in Biology and A.B. in Economics from Duke. The Board believes that Dr. Kherani’s qualifications, skills and attributes, including his experience as a general surgeon, coupled with his strong investment background and healthcare consulting experience, position him to provide unique insights and be a valuable contributor to our Board.

Paul A. LaViolette. Mr. LaViolette has served as Chairman of our Board since September 2013. Mr. LaViolette is Managing Partner and Chief Operating Officer at SV Life Sciences (SVLS), a medical device value fund. He joined SVLS in 2009 and has over 33 years of global medical technology management experience. Prior to joining SVLS, Mr. LaViolette was most recently Chief Operating Officer at Boston Scientific Corporation (BSC), an $8 billion medical device leader. During his 15 years at BSC, he served as COO, Group President, President-Cardiology and President-International. Mr. LaViolette integrated two dozen acquisitions and led extensive product development, operations and worldwide commercial organizations. Mr. LaViolette previously held marketing and general management positions at CR Bard, and various marketing roles at Kendall (Covidien). He currently serves on the boards of Thoratec Corporation, which is publicly held. Additionally, Mr. LaViolette serves on the boards of Axon Therapies, Cardiofocus, Inc., CardioKinetix, Inc., Cibiem, Inc., CSA Medical Inc., DC Devices Inc., Direct Flow Medical, Inc., Soffio Medical, Inc., ValenTx, Inc., Ximedica, each of which are privately-held, as well as the Medical Device Manufacturers Association. Mr. LaViolette received his B.A. in Psychology from Fairfield University and his MBA from Boston College. Mr. LaViolette’s broad experience and many attributes qualify him to serve on our Board, and as the Chairman of our Board. Mr. LaViolette’s vast medical device operating experience makes him knowledgeable in the areas of product launches, new product development, clinical and regulatory affairs, plant management, quality systems, international sales and marketing, acquisitions and integrations and the analysis of investment opportunities.

David B. Milne. Mr. Milne is a Managing Partner at SVLS. He joined SVLS in 2005 and has 25 years of experience in the healthcare industry having worked at several leading public and private medical technology companies. From 1999 until joining SVLS in 2005, he held the position of Vice President of Corporate Business Development at BSC and was responsible for over 50 transactions totaling nearly $2 billion in acquisitions, equity investments and development partnerships. Mr. Milne currently sits on the board of AqueSys, Inc., Altura Medical, Inc., EBR Systems, Inc., Entellus Medical, Inc., ReShape Medical, Inc., and Spinal Kinetics, Inc. Previously Mr. Milne worked at Scimed Life Systems, Becton Dickinson and Parker Laboratories. He holds an MBA in Marketing/Finance from New York University and a BS in Biology from Rutgers University. The Board believes Mr. Milne brings his managerial, leadership and operational experience, particularly his acquisition, equity investment, licensing and collaboration experience to provide insights and substantial contributions to our Board.

Richard C. Pfenniger, Jr. Mr. Pfenniger served as the Interim CEO of Vein Clinics of America, Inc., a privately held company, from May 2014 through February 2015, and as the Interim CEO of IntegraMed America, Inc., a privately held company (IntegraMed), from January 2013 through June 2013. Previously, Mr. Pfenniger served as Chief Executive Officer and President of Continucare Corporation, a provider of physician services, from October 2003 until December 2011, and the Chairman of Continucare’s board of directors from September 2002 until December 2011. Additionally, Mr. Pfenniger served as CEO and Vice Chairman of Whitman Education Group, Inc., a post-secondary education provider, from 1997 until 2003. From 1994 to 1997, Mr. Pfenniger served as Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Prior to that, Mr. Pfenniger was engaged in the private practice of law, and earlier in his career, Mr. Pfenniger worked as a C.P.A. with Price Waterhouse & Co. Mr. Pfenniger is a director of GP Strategies, Inc., a corporate education and training company; OPKO Health, Inc.; Wright Investors’ Services Holdings, Inc., an investment management and financial advisory firm; and IntegraMed. Mr. Pfenniger received his B.B.A. from Florida Atlantic University and his J.D. from the University of Florida. As a result of Mr. Pfenniger’s multi-faceted experience as a chief executive officer, chief operating officer and general counsel, he is able to provide valuable business, leadership and management advice to the Board in many critical areas. In addition, Mr. Pfenniger’s knowledge of the healthcare business has given him insight into many aspects of our business. Mr. Pfenniger also brings financial expertise to the Board, including through his service as Chairman of our Audit Committee.

Todd M. Pope. Mr. Pope became our President and Chief Executive Officer on September 3, 2013 in connection with the consummation of the Merger. Prior to the Merger, he was the president and chief executive officer of TransEnterix Surgical from September 2008. Mr. Pope has spent more than 20 years working in key leadership positions within the medical device industry. Prior to joining TransEnterix Surgical, Mr. Pope served as worldwide president of Cordis, a multi-billion-dollar division within Johnson & Johnson’s medical device business. Mr. Pope previously held a number of leadership positions within Johnson & Johnson and Boston Scientific Corporation. Mr. Pope received his bachelor’s degree from University of North Carolina at Chapel Hill, and currently serves on the University’s Kenan-Flagler Board of Visitors, and Educational Foundation Executive Board. The Board believes that Mr. Pope’s more than 20 years’ leadership experience in the medical device industry, at both privately held and multi-national companies, and his knowledge of the industry, coupled with his deep understanding of our technologies, product candidates, market and history make him an essential contributor to our Board.

William N. Starling. William N. Starling is Managing Director of Synergy Life Science Partners, LP, a life science venture capital firm founded in 2006, and Chief Executive Officer and co-founder, in 2000, of Synecor, LLC, an incubator/accelerator for new medical device companies. Mr. Starling is a cofounder of BaroSense Inc., Bioerodible Vascular Solutions, Inc., InnerPulse, Inc., TransEnterix, Interventional Autonomics Corporation, NeuroTronik Limited, Aegis Surgical, Limited, and Atrius Limited. Mr. Starling currently serves as President and CEO of Aegis Surgical and Atrius Limited, and as a board member of EBR Systems, Inc., iRhythm Technologies, and Novacor, Inc., all of which are privately-held. He began his career in the medical technology device industry at American Edwards Laboratories and subsequently was part of the founding management team and Director of Marketing for Advanced Cardiovascular Systems, Inc.; a cofounder, Vice President and board member of Ventritex, Inc.; and a cofounder and Chairman of the Board of Directors and President/CEO of Cardiac Pathways Corporation. Mr. Starling received his BSBA degree from the University of North Carolina at Chapel Hill and his MBA degree from the University of Southern California. The Board believes that Mr. Starling’s experience in working with companies throughout their life cycle from start-up, through IPO to publicly traded, his extensive contributions to the medical device industry and his public company board experience make him a valuable contributor to our Board.

Director Nominee

R. Scott Huennekens. Scott Huennekens served, from March 2002 until February 2015, as President and Chief Executive Officer and as a member of the Board of Directors of Volcano Corporation, a diagnostic and therapeutic solutions company sold to Royal Philips in February 2015. From January 2000 to March 2002, Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a medical imaging company. From 1991 until January 2000, Mr. Huennekens held executive officer positions at a number of medical device and health care companies. Mr. Huennekens is currently a member of the Board of Directors of the Medical Device Manufacturers Association, a national trade association, Chairman and a member of the board of directors of Sonendo Corporation, a member of the board of directors of EndoChoice Corporation and a member of the board of directors of REVA Medical, Inc., a development stage medical device company. Mr. Huennekens holds a B.S. in Business Administration from the University of Southern California, an M.B.A. from Harvard Business School and is a certified public accountant. The Board believes that Mr. Huennekens’ experience as a CEO and in other commercialization-based executive officer positions in medical device and health care companies and his experience in understanding and overseeing the financial statements of companies like ours will position him, if elected, to make valuable contributions to our company at this stage of development.

Executive Officers (Non-Board Members)

Joseph P. Slattery. Mr. Slattery has served as our Executive Vice President and Chief Financial Officer since October 2013. Previously, Mr. Slattery served as Executive Vice President and Chief Financial Officer of Baxano Surgical, Inc., a minimally invasive spine company, from April 2010 until September 2013. Mr. Slattery served as a member of the Baxano Surgical board of directors from November 2007 until April 2010 and resigned in connection with his appointment as an officer. From October 2006 through August 2007, Mr. Slattery served as Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corporation, a molecular diagnostics company that was acquired by Qiagen, N.V. in August 2007. Prior to being appointed Chief Financial Officer, he served as Senior Vice President, Finance and Information Systems, beginning in September 2002. Previously, he served as Vice President, Finance, from July 1999 to September 2002 and as Controller from February 1996 to July 2000. Mr. Slattery served on the board of directors of Micromet, Inc., a publicly-held biopharmaceutical company, which was acquired by Amgen in March 2012, and currently serves on the board of directors of CVRx, Inc., a privately-held medical device company, and Exosome Diagnostics, a privately-held molecular diagnostics company. Mr. Slattery received a B.S. degree in Accountancy from Bentley University and is a Certified Public Accountant.

Director Independence

The Board, in the exercise of its reasonable business judgment, has determined that each of our current directors, and Scott Huennekens, our director nominee, qualify as independent directors pursuant to the applicable NYSE MKT and SEC rules and regulations, except Mr. Pope, who is currently employed as our President and Chief Executive Officer.

Board Leadership Structure and Role in Risk Management

The Company has a separate Chairman of the Board, Mr. LaViolette, and Chief Executive Officer, Mr. Pope. We believe that having an independent director serve as our Chairman allows our Chief Executive Officer to focus on our daily business, while allowing the Chairman of the Board to fulfill the fundamental Board leadership role, which includes providing advice to and independent oversight of our management.

The Chairman of the Board role requires significant additional commitment, particularly as the Board’s oversight responsibilities continue to grow due to our expanding business operations. Our Board is committed to good corporate governance and believes that it is appropriate for an independent, highly-qualified, director to serve as its Chairman.

Our Chairman of the Board is responsible for the orderly functioning of our Board and enhancing its effectiveness. Our Chairman guides Board processes, provides input on agenda items and presides at Board meetings. Additionally, our Chairman acts as a liaison between our Board members and our executive management team, consulting regularly and providing guidance on Board-related matters.

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s Committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such Committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Meetings of the Board and Committees and Description of Committees

Board of Directors

The Company’s Board of Directors held eight meetings during the year ended December 31, 2014. Such meetings consisted of meetings at which a quorum of the directors was present in person or by telephone. Each of our directors then serving attended at least 75% of the meetings of the Board and the committees on which they served during 2014, except for Dr. Philip Frost (prior to his term expiring in June 2014). The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend each stockholders’ meeting. Mr. Dougherty, Dr. Kherani, Mr. Milne, and Mr. Starling attended our most recent annual meeting of stockholders, held on June 24, 2014, by telephone.

Audit Committee

The current members of the Company’s Audit Committee are Mr. Pfenniger, Chair, Mr. Dougherty and Dr. Kherani. Mr. Pfenniger serves as the Chair of the Audit Committee. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge of financial statements and general understanding of financial and reporting matters to allow each such member to serve on the Audit Committee. The Audit Committee Charter is available on our website at www.transenterix.com.

The Board, in the exercise of its reasonable business judgment and utilizing the general standards it applies for determining the independence of directors, has determined that each of the Audit Committee members qualifies as independent pursuant to NYSE MKT Rule 803.

Finally, the Board has determined that Mr. Pfenniger is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Board made this determination based on Mr. Pfenniger’s extensive career and background serving as an accountant and auditor as well as his serving various operating companies in both managerial and director capacities.

The Audit Committee held six meetings during the year ended December 31, 2014.

The following constitutes the report the Audit Committee has made to the Board of Directors:

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of TransEnterix, Inc.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements contained in its Annual Report on Form 10-K for fiscal year ended December 31, 2014 (the “Annual Report”), and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). Additionally, the Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm concerning its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee, and has discussed with the Company’s independent registered public accounting firm its independence.

In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Annual Report.

Richard C. Pfenniger, Jr., Chair

Dennis J. Dougherty

Aftab R. Kherani, M.D.

Corporate Governance and Nominating Committee

The current members of the Company’s Nominating Committee are Dr. Hsiao, Chair, Mr. LaViolette and Mr. Milne. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge and skills to allow each such member to serve on the Nominating Committee, and qualifies as independent pursuant to NYSE MKT 803. The Corporate Governance and Nominating Committee charter is available on our web site at www.transenterix.com.

Duties of the Corporate Governance and Nominating Committee include to (1) consider and recruit candidates to fill positions on the Board, (2) recommend to the Board nominees for election as directors at each annual meeting of stockholders, (3) maintain a policy regarding the consideration of director candidates recommended by the stockholders, (4) consider the removal of any director for cause, (5) review proposed changes to the Company’s certificate of incorporation and bylaws and make recommendations to the Board, (6) review the composition of each Board committee and make recommendations to the Board and (7) investigate, in its oversight role, any matter brought to its attention.

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors. Please see “Board Nominations by Security Holders” on pages 17 through 18 of this proxy statement for a description of such procedures. The specific process for evaluating new directors, including stockholder-recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company. The Corporate Governance and Nominating Committee will determine the desired profile of a new director, the competencies they are seeking, including experience in one or more of the following: highest personal and professional integrity, demonstrated exceptional ability and judgment and who shall be most effective in conjunction with the other nominees to the board, in collectively serving the long-term interests of the stockholders. Candidates will be evaluated in light of the target criteria chosen. The Corporate Governance and Nominating Committee does not have a formal diversity policy; in addition to the foregoing, it considers race and gender diversity in selection of qualified candidates.

The Corporate Governance and Nominating Committee held three meetings during the year ended December 31, 2014. On March 23, 2015, the Corporate Governance and Nominating Committee nominated the ten nominees identified in Proposal One to stand for election to the Board of Directors, of which nine are standing for re-election and Scott Huennekens is a director nominee. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Compensation Committee

The current members of the Company’s Compensation Committee are Mr. Starling, Chair, Mr. LaViolette, Dr. Kherani and Dr. Hsiao. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge and skills to allow each such member to serve on the Compensation Committee. The Compensation Committee Charter is available on our website at www.transenterix.com.

The Board, in the exercise of its reasonable business judgment and utilizing the general standards it applies for determining the independence of directors, has determined that each of the Compensation Committee members qualifies as independent pursuant to NYSE MKT Rule 803.

The Compensation Committee held five meetings during the year ended December 31, 2014.

Duties of the Compensation Committee include (1) evaluating the CEO’s performance and setting the chief executive officer’s compensation based on this evaluation, (2) reviewing and approving the compensation of executive officers and other key officers of the Company, (3) considering, during its evaluation of chief executive officer and other executive officer compensation, the results of the most recent stockholder advisory vote on executive compensation, if and when required by the applicable securities laws, rules and regulations, (4) reviewing and approving incentive compensation plans and equity-based plans for which directors, executive officers and/or other key officers of the Company are eligible participants, (5) determining awards of stock, including stock options, pursuant to any of the Company’s equity-based plans now or in the future in effect and exercising such other power and authority as may be permitted or required under such plans, (6) reviewing from time to time and making recommendations to the Board regarding the compensation of directors and (7) reviewing and discussing with management the Company’s Compensation Discussion and Analysis if included in the Company’s annual proxy statement and producing a report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rule and regulations of the SEC and any other applicable rules and regulations.

The Compensation Committee may also invite other directors and members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer. The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer. The Compensation Committee also has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Under section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Company’s directors, executive officers and persons who own more than ten percent (10%) of our Common Stock are required to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the year ended December 31, 2014, the Company is not aware of any late or delinquent filings required under Section  16(a) of the Exchange Act in respect of the Company’s equity securities.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available on our website at www.transenterix.com. We intend to post amendments to, or waivers from a provision of, our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer or persons performing similar functions on our website.

Certain Relationships and Related Transactions

SafeStitch entered into a five-year lease for office space in Miami, Florida with a company controlled by Dr. Frost, a principal stockholder and former director whose term as a member of the Board expired in June 2014. The current rental payments under the Miami office lease, which commenced January 1, 2008, and expired on December 31, 2012, were approximately $12,000 per month. The Company terminated the month-to-month lease on August 15, 2014. The Company recorded approximately $89,000 of rent expense related to the Miami lease for the year ended December 31, 2014.

Dr. Hsiao, Dr. Frost and former director Steven Rubin are each significant stockholders and/or directors of Non-Invasive Monitoring Systems, Inc. (“NIMS”), a publicly traded medical device company, Tiger X Medical, Inc. (“Tiger X”), a publicly traded medical device company, and Tiger Media, Inc. (“Tiger Media”), a publicly traded company operating primarily in China. Director Richard Pfenniger is also a shareholder of NIMS. Since December 2009, TransEnterix’s Chief Legal Officer has served under a Board-approved cost sharing arrangement as Corporate Counsel of Tiger Media and as the Chief Legal Officer of each of NIMS and Tiger X. The Company recorded reductions to SG&A costs and expenses for the years ended December 31, 2014 and 2013 of $5,000 and $31,000, respectively, to account for the sharing of accounting costs under this arrangement. The Company recorded $120,000 and $158,000 of reductions to SG&A costs and expenses for the years ended December 31, 2014 and 2013, respectively, to account for the sharing of legal costs under this arrangement. Aggregate accounts receivable from NIMS, Tiger X and Tiger Media were approximately $24,000 and $14,000 as of December 31, 2014 and 2013, respectively.

On November 20, 2012, SafeStitch entered into a Promissory Note in the principal amount of $300,000 with Hsu Gamma Investments, L.P. (the “Hsu Gamma Note”), an entity controlled by Dr. Hsiao. The interest rate payable by SafeStitch on the Hsu Gamma Note was 10% per annum, payable on the maturity date of June 30, 2013. In March 2013, the Hsu Gamma Note was paid off in its entirety, plus approximately $10,000 in accrued interest.

On December 26, 2012, SafeStitch entered into a Promissory Note in the principal amount of $300,000 with Frost Gamma (the “Frost Gamma Note”). The interest rate payable by SafeStitch on the Frost Gamma Note was 10% per annum, payable on the maturity date of June 30, 2013. In March 2013, the Frost Gamma Note was paid off in its entirety, plus approximately $8,000 in accrued interest.

On February 22, 2013 SafeStitch entered into a promissory note in the principal amount of $200,000 with Dr. Hsiao (the “Hsiao Note”). The interest payable by SafeStitch on the Hsiao Note was 10% per annum, payable on the maturity date of June 30, 2013. In March 2013, the Hsiao Note was paid off in its entirety, plus approximately $2,000 in accrued interest.

On March 22, 2013, SafeStitch entered into a stock purchase agreement (the “2013 Purchase Agreement”) with approximately 17 investors (“2013 PIPE Investors”) pursuant to which the 2013 PIPE Investors agreed to purchase an aggregate of approximately 2,420,000 shares of Common Stock at a price of $1.25 per share for aggregate consideration of approximately $3.0 million. Included in this private placement was the issuance of warrants to purchase approximately 1,210,000 shares of Common Stock, representing one warrant for every two common shares purchased, with an exercise price of $1.65 per share and five year expiration. Among the investors purchasing shares were Frost Gamma and Dr. Jane Hsiao. Frost Gamma purchased 400,000 shares and received 200,000 warrants, and Dr. Hsiao purchased 800,000 shares and received 400,000 warrants.

On August 5, 2013, TransEnterix Surgical entered into a Note and Warrant Purchase Agreement with investment funds affiliated with Messrs. Dougherty, Kherani, LaViolette, Milne and Starling, each a director of TransEnterix Surgical, for the purchase and sale of subordinated convertible notes, together with other investors, in an aggregate amount of approximately $2,000,000. Each subordinated convertible promissory note was converted into shares of our Series B Preferred Stock upon the Closing Date of the Private Placement.

On August 13, 2013, TransEnterix Surgical entered into the Purchase Agreement, pursuant to which investment funds affiliated with Messrs. Dougherty, Kherani, LaViolette, Milne and Starling, entities affiliated with Drs. Frost and Hsiao, and Dr. Hsiao, in her individual capacity, agreed to purchase, together with other investors, an aggregate of 7,544,704.4 shares of the Company’s Series B Preferred Stock, each share of which would initially be convertible, subject to certain conditions, into two shares of Common Stock, for a purchase price of $4.00 per share of Series B Preferred Stock payable in cash, cancellation of certain indebtedness of TransEnterix Surgical or a combination thereof. In connection with the investment, such investors received registration rights entitling them, under certain circumstances, to require the Company to register their respective shares of Common Stock received by them in the Merger and upon conversion of the Series B Preferred Stock. The transaction under the Purchase Agreement closed on September 3, 2013 in conjunction with the closing of the Merger. As permitted under the terms of the Purchase Agreement, the Company issued and sold an additional 25,000 shares of the Series B Preferred Stock on September 17, 2013 to Mr. Slattery and his spouse.

TransEnterix Surgical was spun off from Synecor, LLC in 2006 when it was separately incorporated. Various research and development services and administrative services were purchased from Synecor, LLC and its wholly owned subsidiary Synchrony Labs LLC and totaled approximately $66,000 and $90,000 for the years ended December 31, 2014 and 2013, respectively. All transactions between Synecor, LLC and TransEnterix Surgical were arms’-length transactions in which fair value was paid for the services provided. Director William Starling is affiliated with Synecor, LLC. Since the Merger, the Audit Committee has approved all transactions between the Company and Synecor, LLC or Synchrony Labs LLC. The Company is continuing to procure animal lab study services from Synchrony Labs in 2015.

Review and Approval of Transactions with Related Persons

In accordance with our Code of Business Conduct and Ethics, and Audit Committee procedures, the Audit Committee of our Board reviews and approves all transactions that are required to be reported under Item 404(a) of Regulation S-K, including each transaction described above. In order to approve a related person transaction, the Audit Committee requires that (i) such transactions be fair and reasonable to us at the time it is authorized by the Audit Committee and (ii) such transaction must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related person transaction.

Communication with the Board

Interested parties who want to communicate with the independent or non-management directors as a group, with the Board as a whole, any Board committee or any individual Board members should address their communications to the Board, the Board members or the Board committee, as the case may be, and send them to c/o Corporate Secretary, TransEnterix, Inc., 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560, or call the Corporate Secretary at (305) 575-4602. The Corporate Secretary will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.

There have been no changes to the procedures by which interested parties may communicate with the Board.

Board Nominations by Security Holders

The Nominating Committee considers nominees proposed by our stockholders. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to our Corporate Secretary, TransEnterix, Inc., 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560.

A stockholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company in writing:

(i) The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii) The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii) The name, address, telephone number, fax number and e-mail address of the person being recommended to the Corporate Governance and Nominating Committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv) Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K;

(v) Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi) Information regarding the proposed nominee’s ownership of shares in the Company required by Item 403 of Regulation S-K;

(vii) Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K; and

(viii) The signed consent of the proposed nominee in which he or she consents to being nominated as a director of the Company if selected by the Nominating Committee, states his or her willingness to serve as a director, if elected, for compensation not greater than that described in the most recent proxy statement; states whether the proposed nominee is “independent” as defined by NYSE MKT Rule 803; and attests to the accuracy of the information submitted in such consent.

For next year’s annual meeting, which is expected to be held in June 2016, nominations should be submitted no sooner than December 9, 2015 and no later than January 8, 2016.

When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

The process for evaluating a director nominee is the same whether a nominee is recommended by a stockholder or by an existing officer or director. The Corporate Governance and Nominating Committee has established criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company; identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chair of the Board, make recommendations to the Board on new candidates for Board membership; and receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or stockholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program for our named executive officers (“Named Executive Officers”) during the fiscal year ended December 31, 2014. The following discussion focuses on our compensation program and compensation-related decisions for 2014 and also addresses why we believe our compensation program is appropriate for the Company.

Compensation philosophy

The Company believes it is vital to link executive compensation to corporate performance and to create incentives for management to enhance Company value. In accordance with its compensation philosophy, the Company seeks to attract and retain employees through salary levels that are competitive with the local market and similarly situated companies but generally to follow the market rather than lead the market, particularly with respect to cash compensation, and offer attractive equity and cash-based incentive components to align compensation with Company performance objectives. The Company desires, over time, to move total direct compensation toward the median of comparable companies, while remaining more aggressive in the use of equity-based compensation, but not in a market leader position. The Company believes this approach allows it to attract and retain candidates that support the Company culture of being motivated by aggressive goals and optimism about the future, while permitting the Company to preserve the use of cash for incentive compensation.

The Company is the result of a merger of TransEnterix Surgical, Inc., a privately held, venture-backed company focused on the development of its SurgiBot™ System, and SafeStitch Medical, Inc., a publicly traded company, through a reverse merger consummated on September 3, 2013 (the “Merger”). The Compensation Committee’s focus for 2014 was to establish a program to provide compensation to the executives aligned with the Company’s publicly traded status, with a focus on performance-based incentive compensation.

Procedures for determining compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the compensation policies and programs for our Named Executive Officers. In 2014, the Compensation Committee reviewed information procured, aggregated and summarized by management from public sources, with a focus on information available related to local market companies with similar characteristics (size, number of employees, stage of development, market capitalization, etc.), with data points on a position-by-position basis where possible, and a CEO Compensation Review prepared by Compensia (discussed further below). The Compensation Committee also relied on input from our Chief Executive Officer regarding the Named Executive Officers (other than himself), and on its analysis of our corporate performance.

With respect to the compensation for the Chief Executive Officer, each year the Compensation Committee evaluates the Chief Executive Officer’s performance, sets his compensation and approves his compensation. In 2014, the Compensation Committee approved the salary, annual incentive bonus and the long-term equity awards for the Chief Executive Officer.

Our Chief Executive Officer plays a significant role in the compensation-setting process of the other Named Executive Officers and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other Named Executive Officers and executive team. The Compensation Committee, at least annually, discusses such recommendations with the Chief Executive Officer. The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer. In 2014, the Compensation Committee approved the Chief Executive Officer’s recommendations for salary, bonus and long-term equity awards for each of the other Named Executive Officers.

At the 2014 annual meeting of stockholders, stockholders holding approximately 99% of the votes cast approved, on an advisory basis, the compensation paid to our Named Executive Officers for 2013, and stockholders holding approximately 79% of the votes cast approved the Board-recommended frequency of annual say-on-pay votes in the future. Because such vote occurred after 2014 compensation parameters were established, the Compensation Committee did not have the results available to it for purposes of 2014 compensation. However, the vote results were considered in making 2015 compensation decisions. The Compensation Committee will continue to monitor the annual say-on-pay results and include such results in its annual executive compensation analysis.

At the 2014 annual meeting, the stockholders approved, on an advisory basis, annual frequency of say-on-pay votes, which advisory vote was adopted by the Board of Directors, and will be implemented until a new say-on-frequency vote is proposed to stockholders.

Elements of compensation

The compensation of our Named Executive Officers consists primarily of four major components:

•	base salary;

•	annual cash-based incentive awards;

•	long-term equity awards; and

•	other benefits.

Base salary

The base salary of each of our Named Executive Officers is determined based on an evaluation of the responsibilities of that particular position, each Named Executive Officer’s historical salary earned in similar management positions with the Company or other companies, and a review of the information procured by management as described above. A significant portion of each Named Executive Officer’s total compensation is in the form of base salary. The base salary component is designed to provide the Named Executive Officers with consistent income and to attract and retain talented and experienced executives capable of leading our product development, operations and strategic growth.

In connection with the reverse merger described above, in August 2013, based upon recommendations from directors and advisors, and at the request of the Board, the Company engaged Compensia, Inc. to prepare a CEO Compensation Review for the Company. The report was prepared by Compensia in August 2013, and updated in December 2013, to provide a market compensation assessment for the Chief Executive Officer position. Compensia was not retained by the Board or the Company for any additional engagements during 2013 or 2014, and was determined to be independent of the Company at the time of its retention. The peer group selected by Compensia focused on publicly traded companies in the health care equipment or medical device industry with market capitalization, size, revenue base or history as a public company similar to TransEnterix. The companies in the peer group were: Anika Therapeutics, AtriCure, Atrion, CryoLife, Cutera, Cynosure, LeMaitre Vascular, Rockwell Medical, Solta Medical, Vascular Solutions and ZELTIQ Aesthetics. Based on such report and other information reviewed by the Compensation Committee, the Committee determined that all elements of compensation of the Chief Executive Officer, Todd M. Pope, were below the 25th percentile of the peer group companies and total compensatory equity ownership was at the 45th percentile of comparable companies. Based on such information, the Compensation Committee determined it would increase Mr. Pope’s base salary over time to the median of comparable companies, and his increased base salary for 2014 reflects such determination.

The other Named Executive Officers, Richard Mueller, Chief Operating Officer, and Joseph P. Slattery, Executive Vice President and Chief Financial Officer, received merit increases in their base salaries. The 2014 base salaries for the Named Executive Officers are set forth in the Summary Compensation Table following this CD&A.

Annual incentive plan

The Compensation Committee established the 2014 annual cash incentive plan for management (the “Incentive Plan”) at its February 2014 meeting. The Incentive Plan is designed to recognize and reward our executives, including the Named Executive Officers, for contributing towards the achievement of our annual corporate business plan. The annual Incentive Plan awards are designed to reward near-term operating performance and the achievement of milestones critical to the Company’s success. The Compensation Committee believes the Incentive Plan serves as a valuable short-term incentive program for providing cash bonus opportunities for executives upon achievement of targeted product development and operating results. The maximum annual cash incentive plan award opportunity was 50% for Mr. Pope, based, in part, on the Compensia report findings described above, and 40% of base salary for Messrs. Mueller and Slattery. For the Named Executive Officers, the 2014 goals were 100% weighted on the approved corporate goals. The 2014 Incentive Plan corporate goals, which were each weighted by the Committee, were:

•	Submission of a pre-clinical test plan to the U.S. Food and Drug Administration (FDA) for the SurgiBot System;

•	Commercial launch of the Company’s flexible ligating shears;

•	Completion of animal studies for the SurgiBot System;

•	Submission of regulatory applications for the SurgiBot System by the end of 2014; and

•	Completion of a financing transaction by June 30, 2014.

At a meeting held in February 2015, the Compensation Committee reviewed the achievement of the corporate goals under the 2014 Incentive Plan. Based upon such review, the Compensation Committee determined that the goals related to submission to the FDA of the pre-clinical plan for the SurgiBot System, launch of the flexible ligating shears and consummation of a financing transaction occurred within the time periods established, and, based on the weightings assigned, approved a payout of the 2014 Incentive Plan awards at 45%. The 2014 Incentive Plan awards for the Named Executive Officers are set forth in the Summary Compensation Table following this CD&A. Mr. Mueller had left the Company by that time and did not receive a bonus for 2014. The bonuses awarded were paid in the first quarter of 2015.

Long-term equity awards

The Compensation Committee believes that it is essential to align the interests of the Named Executive Officers with the interests of our stockholders, and believes the best way to accomplish this alignment is through awards of long-term, equity-based compensation. Such awards are made under the 2007 Amended and Restated Stock Incentive Plan (the “Plan”).

For 2014, the Compensation Committee discussed the form such equity-based grants should take and determined that providing a mixture of time-based and performance-based stock options best met the needs of the Company and its executives by aligning award vesting with achievement of corporate goals, while providing some service-based equity compensation as a retention incentive. Such stock option awards were granted under the Plan in February 2014. The time-based stock option awards vest over a four year period with the first 25% cliff vesting on the first anniversary of the date of grant. For the performance-based stock options, the Committee approved performance objectives based on the development and commercialization of the SurgiBot System, with a performance period extending to September 30, 2015. The Compensation Committee assesses the progress towards achievement of such goals at its regularly scheduled meetings.

In May 2014, the Committee granted additional time-based stock option awards to the executives, including the Named Executive Officers, to re-align the long-term equity awards following the closing of a public offering of the Company’s Common Stock in April 2014.

The grant date value of the awards made to the Named Executive Officers is set forth in the Summary Compensation Table following this CD&A. Mr. Slattery was excluded from participation for annual stock option grants for 2014, as he received a sign-on restricted stock unit award upon joining the Company in the fall of 2013.

The Compensation Committee periodically reviews long-term incentives to assure that our executive officers and other key employees are appropriately motivated and rewarded in a way that is aligned with our long-term financial results.

Other benefits

Perquisites and other benefits — We offer our Named Executive Officers modest perquisites and other personal benefits that we believe are reasonable and in our best interest and generally in line with benefits we offer to all of our employees. See the disclosure in the Summary Compensation Table for more information.

Employment agreements and severance benefits — We have entered into employment agreements with each Named Executive Officer. These agreements provide our Named Executive Officers with certain severance benefits in the event of involuntary termination. The Compensation Committee utilized the information in the Compensia report in approving a new employment agreement for Mr. Pope. See “Executive Compensation — Agreements with Named Executive Officers.”

Pension benefits — The Company has no defined benefit plans, supplemental executive retirement plans or actuarial plans.

Nonqualified defined contribution and other deferred compensation plans — The Company does not have a defined contribution plan and has not contributed to a deferred compensation plan.

Executive Compensation Tables

The following table lists the summary compensation of our Named Executive Officers for the prior three fiscal years. A description of our compensation policies and practices, as well as a description of the components of compensation payable to our Named Executive Officers, is included above under “Executive Compensation — Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)		NonEquity Incentive Plan Compensation		Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Todd M. Pope President and Chief Executive Officer (3)	2014	$400,000	$—	$—	$367,802	(4)	$90,000	(5)	$—	$—		$857,802
	2013	$325,000	$—	$—	$401,694	(4)	$146,250	(5)	$—	$—		$872,944
	2012	$310,000	$—	$—	$186,516	(4)	$150,000	(5)	$—	$—		$646,516

Joseph P. Slattery, Executive Vice President, Chief Financial Officer (6)	2014	$282,808	$—	$—	$1,118,718	(7)	$51,300		$—	$—		$1,452,826
	2013	$69,103	$25,000	$1,430,000	$—		$—		$—	$—		$1,524,103
	2012	$—	$—	$—	$—		$—		$—	$—		$—

Richard M. Mueller, Chief Technology Officer and Chief Operating Officer (8)	2014	$269,063	$—	$—	$—		$—	(10)	$—	$70,167	(11)	$339,230
	2013	$300,000	$—	$—	$—		$100,000	(10)	$—	$—		$400,000
	2012	$285,000	$—	$—	$98,957	(9)	$90,000	(10)	$—	$—		$473,957

(1)	Represented grant of restricted stock units (“RSUs”) to Mr. Slattery upon his hiring. The RSU award vests in three equal installments on the first three anniversaries of the date of grant. If a change of control event (as defined in his RSU agreement) occurs and Mr. Slattery’s employment is terminated involuntarily within twelve months following the change in control, the vesting of his RSUs will accelerate.

(2)	The grant date fair values reported above for stock option awards to all Named Executive Officers were determined by taking into account the number of shares and exercise prices in respect of such stock option awards granted by TransEnterix Surgical, but do not give effect to the Merger exchange ratio of 1.15333 (the “Merger Exchange Ratio”). As a result of the Merger, the shares underlying the stock option awards are multiplied by the Merger Exchange Ratio and the exercise prices of the stock option awards are divided by the Merger Exchange Ratio, for purposes of calculating the number of shares of Common Stock that each option award is now exercisable for and for calculating the corresponding exercise prices, respectively, following the Merger. Unless otherwise indicated, the number of shares underlying stock option awards and the exercise price for such stock options in this proxy statement have been adjusted to reflect the Merger Exchange Ratio of 1.1533. For all stock options, the values reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 13 to the Company’s audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 20, 2015.
(3)	Todd Pope became our President and Chief Executive Officer on September 3, 2013 in connection with the consummation of the Merger; prior thereto he was the president and chief executive officer of TransEnterix Surgical.
(4)	Mr. Pope was granted the following stock option awards between 2012 and 2014:

(a)	stock option to purchase 80,000 shares of Common Stock granted on February 13, 2014 at an exercise price of $8.00 per share, with vesting based on pre-defined corporate performance goals established on the date of grant;

(b)	stock options to purchase 48,000 shares of Common Stock granted on February 13, 2014 at an exercise price of $8.00 per share, one-fourth of the shares underlying this stock option award vest on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months;

(c)	stock options to purchase 82,600 shares of Common Stock granted May 27, 2014 at an exercise price of $3.94 per share, one-fourth of the shares underlying this stock option award vest on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months;

(d)	stock options to purchase 345,990 shares of Common Stock granted on August 26, 2013 at an exercise price of $2.00 per share, one-fourth of the shares underlying this stock option award vested on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months; and

(e)	stock options to purchase 929,263 shares of Common Stock granted on April 12, 2012 at an exercise price of $0.35 per share; one-fourth of the shares underlying this stock option award vested on February 2, 2013 and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.

(5)	Represents bonuses paid under a TransEnterix incentive bonus plan for 2014 and a TransEnterix Surgical incentive bonus plan for 2013 and 2012. The awards were based at target of 50% base salary. Corporate performance goals were established by the Compensation Committee for each year. For 2014 the incentive bonus was based on corporate performance goals only. For 2013 and 2012, the TransEnterix Surgical incentive plan was based on corporate and individual performance goals established for Mr. Pope at the beginning of each plan year.
(6)	Mr. Slattery became our Executive Vice President and Chief Financial Officer on October 2, 2013.
(7)	Mr. Slattery was granted the following stock option awards in 2014:

(a)	stock options to purchase 40,000 shares of Common Stock granted February 13, 2014 at an exercise price of $8.00 per share, with vesting based on pre-defined corporate performance goals established on the date of grant;

(b)	stock options to purchase 500,000 shares of Common Stock granted April 21, 2014 at an exercise price of $4.02 per share, one-fourth of the shares underlying this stock option award vested on October 2, 2014, and 1/48th of the shares underlying the full award vest each month thereafter for 36 months; and

(c)	stock options to purchase 25,900 shares of Common Stock granted May 27, 2014 at an exercise price of $3.94 per share, one-fourth of the shares underlying this stock option award vest on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.

(8)	Mr. Mueller resigned on November 7, 2014.
(9)	Mr. Mueller was granted the following stock option awards between 2012 and 2014:

(a)	stock options to purchase 40,000 shares of Common Stock granted on February 13, 2014 at an exercise price of $8.00 per share, with vesting based on pre-defined corporate performance goals established on the date of grant;

(b)	stock options to purchase 24,000 shares of Common Stock granted on February 13, 2014 at an exercise price of $8.00 per share, one-fourth of the shares underlying this stock option award vest on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months;

(c)	stock options to purchase 41,300 shares of Common Stock granted May 27, 2014 at an exercise price of $3.94 per share, one-fourth of the shares underlying this stock option award vest on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months; and

(d)	stock options to purchase 493,025 shares of Common Stock granted on April 12, 2012 at an exercise price of $0.35 per share; one-fourth of the shares underlying this award vested on February 2, 2013, and 1/48th of the shares underlying the full award vest each month thereafter for 36 months. The incremental fair value of stock options to purchase 106,520 shares granted to Mr. Mueller on February 9, 2011, repriced as of June 21, 2012, was $7,574.

All unvested stock options were forfeited on November 7, 2014, the date of his departure.

(10)	Mr. Mueller did not earn a bonus for 2014. Represents bonuses paid under a TransEnterix Surgical incentive bonus plan for 2013 and 2012. Those awards for Mr. Mueller were based at target of 40% base salary, and on corporate and individual performance goals established for Mr. Mueller at the beginning of each plan year.
(11)	Consists of $45,937 in severance and $24,230 of accrued paid time off as of the date of his departure.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all plan-based awards granted to our Named Executive Officers during the fiscal year ended December 31, 2014. All equity awards to our Named Executive Officers in 2014 were granted under our 2007 Amended and Restated Incentive Compensation Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
Todd M. Pope	2/13/2014 5/27/2014				$200,000					128,000 82,600	$ $	8.00 3.94

Joseph P. Slattery (2)	2/13/2014 4/21/2014 5/27/2014				$114,000					64,000 500,000 25,900	$ $ $	8.00 4.02 3.94

Richard M. Mueller (3)	2/13/2014 5/27/2014				$126,000					64,000 41,300	$ $	8.00 3.94

(1)	Represents the maximum potential payout for the 2014 annual incentive bonuses. Please see the description of the 2014 annual incentive bonus in the CD&A section of this proxy statement, and the Summary Compensation Table for the annual incentive bonuses earned.
(2)	The stock option award made on April 21, 2014 was made under Mr. Slattery’s offer letter and was granted upon the closing of a qualifying financing transaction.
(3)	Mr. Mueller resigned on November 7, 2014. The potential for a 2014 annual incentive bonus, and the stock option granted in 2014, were forfeited upon his departure.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table lists the outstanding equity awards held by TransEnterix’s Named Executive Officers at December 31, 2014:

OPTION AWARDS (1)						STOCK AWARDS
Name	(2) Number of Securities Underlying Unexercised Options Exercisable	(2) Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested
Todd M. Pope	81,691	—	—	0.35	9/15/2018	—	—	—	—
	172,995	—	—	0.35	12/14/2019	—	—	—	—
	658,232	271,031	—	0.35	4/12/2022	—	—	—	—
	108,126	237,864	—	2.00	8/12/2023	—	—	—	—
	—	128,000	—	8.00	2/13/2024	—	—	—	—
	—	82,600	—	3.94	5/27/2024	—	—	—	—

Joseph P. Slattery	—	40,000	—	8.00	2/13/2024	133,334	388,002	—	—
	145,833	354,167	—	4.02	4/21/2024	—	—	—	—
	—	25,900	—	3.94	5/27/2024	—	—	—	—

Richard M. Mueller (5)	99,863	—	—	0.35	2/9/2021	—	—	—	—
	335,960	—	—	0.35	4/12/2022	—	—	—	—

(1)	The number of shares and exercise prices in respect of the option awards granted by TransEnterix Surgical listed above give effect to the Merger Exchange Ratio of 1.1553.
(2)	One-fourth of the shares underlying each option award vests on the first anniversary of the grant date of such option award, and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.
(3)	During May 2012, TransEnterix Surgical provided its employees, including Mr. Pope and Mr. Mueller, with an offer to have their option awards repriced so that the exercise price of their option awards was amended to equal TransEnterix Surgical’s then-current fair market value of its common stock, or $0.35 per share. The option awards listed above that were issued prior to 2012 reflect the adjusted exercise price, which adjusted exercise price became effective as of June 21, 2012, as further adjusted by the exchange ratio.
(4)	Based on the closing price of the Company’s Common Stock on December 31, 2014 of $2.91 per share.
(5)	Mr. Mueller resigned on November 7, 2014. His unvested stock options were forfeited at the time of his departure.

OPTION EXERCISES AND STOCK VESTED

The following table provides information with respect to stock options exercised by our Named Executive Officers and stock in which our Named Executive Officers vested during fiscal year 2014.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Todd M. Pope	50,000	$167,575
Joseph P. Slattery			66,666	$279,471
Richard M. Mueller	3,000	$9,810

Agreements with Named Executive Officers

Todd M. Pope

On February 3, 2015, the Company entered into a new employment agreement (the Employment Agreement) with Todd M. Pope regarding Mr. Pope’s continued employment with the Company as its President and Chief Executive Officer. The initial employment period under the Employment Agreement commenced on September 3, 2013 and continues until December 31, 2015. The term of the Employment Agreement then will automatically renew for successive one-year terms, unless terminated in accordance with the terms of the Employment Agreement. Under the Employment Agreement Mr. Pope is paid an annual base salary of $400,000, subject to increase in accordance with the Employment Agreement; is eligible to receive annually, or otherwise, an incentive compensation award opportunity, payable in cash, as determined by the Compensation Committee or the Board, and long term incentive equity compensation. During the term, Mr. Pope’s target annual cash incentive compensation opportunity will be no less than 50% of his base salary for the portion of the employment period falling within a given fiscal year, and performance goals shall be based on both Company performance metrics and personal performance metrics, as established and approved by the Compensation Committee or the Board annually. Mr. Pope’s 2015 base salary is $440,000 and his annual cash incentive compensation target opportunity is 75% of base salary. The equity-based compensation will be awarded under the Company’s Amended and Restated 2007 Incentive Compensation Plan or any successor thereto in the discretion of the Compensation Committee or the Board. Mr. Pope is entitled to severance benefits as follows: (i) if the Employment Agreement is terminated without cause or for good reason, or if the Employment Agreement is not extended at the end of the then-current term, Mr. Pope will receive severance and continued health and welfare benefits for twelve months following termination; and (ii) if Mr. Pope’s employment is terminated in connection with a Change in Control of the Company (as defined in the Employment Agreement), his severance benefits would be expanded to twenty-four (24) months. The severance payable is the sum of (a) his annual rate of base salary immediately preceding his termination of employment, and (b) his target annual bonus for the fiscal year in which the termination occurs. In addition, Mr. Pope would continue to receive payment for health care benefits for such period. Such severance benefit can be paid in a lump sum in the Change in Control context, subject to a payment delay required by applicable law. In addition, in the event of termination of his employment in connection with a Change in Control, to the extent not previously accelerated, all of Mr. Pope’s unvested outstanding equity awards shall accelerate and vest upon the date of termination. Mr. Pope is subject to non-solicitation and non-competition covenants during the terms of the Employment Agreement and for one (1) year immediately following the termination of his employment.

Joseph P. Slattery

In connection with his hiring, we entered into an offer letter, which constituted an employment agreement, with Mr. Slattery. Under the employment agreement, Mr. Slattery received a base salary of $275,000 per year, subject to increase in the discretion of the Board. Mr. Slattery was eligible for a $25,000 bonus for the year ended December 31, 2013 and an annual year-end bonus of 40% of his base salary in 2014, subject to increase as determined by the Board. Mr. Slattery also received a grant of 200,000 RSUs, which vest one-third (1/3) per year on the anniversary of Mr. Slattery’s start date with the Company.

Under the employment agreement Mr. Slattery was entitled to a stock option grant exercisable for 500,000 shares of the Company’s Common Stock (the Fundraising Option Grant) following the successful closing of a Company fundraising in which at least $20.0 million in proceeds was raised for the Company and where at least 50% of the funds raised come from non-insiders (the Fundraising). The Fundraising Option Grant was awarded on April 21, 2014, with an exercise price of $4.02 per share, with vesting of 25% on the one (1) year anniversary of Mr. Slattery’s start date and thereafter vesting in thirty-six (36) equal monthly installments. Mr. Slattery was prohibited from exercising any of the Fundraising Option Grant for a period of six (6) months following the date of grant.

The Initial RSU grant and the Fundraising Stock Option Grant will each accelerate in the event of Mr. Slattery’s involuntary termination from employment with the Company at the time of or within twelve (12) months following a change of control.

In the event that there is a change of control of the Company affecting his employment, Mr. Slattery shall be entitled to receive a lump sum payment equal to 12 months of his base salary and reimbursement for COBRA premiums for a period of up to 12 months, subject to signing a release of claims in favor of TransEnterix.

Richard M. Mueller

In connection with the Merger, TransEnterix assumed the offer letter, dated December 15, 2010 from TransEnterix Surgical to Richard Mueller, which constituted an employment agreement with Mr. Mueller. The employment agreement provided Mr. Mueller with a base salary of $22,917 per month and provided him with eligibility for a 2011 yearend bonus. The employment agreement gave the Board of Directors the discretion to increase Mr. Mueller’s base salary and bonus. The employment agreement further provided for a stock option grant to Mr. Mueller which was made in 2011, and relocation benefits which were paid in 2011.

In connection with Mr. Mueller’s resignation on November 7, 2014, Mr. Mueller and the Company entered into a Separation Agreement and General Release (the Separation Agreement). Under the Separation Agreement, the Company will provide Mr. Mueller with cash severance and an extension of the period in which he can exercise vested stock options for six months following his termination date. The Separation Agreement also includes a release of employment claims and sets forth certain confidentiality, non-solicitation and non-competition covenants applicable following termination of employment.

Equity Compensation Plan

The Company currently has one equity compensation plan under which it makes awards, the TransEnterix, Inc. 2007 Amended and Restated Incentive Compensation (the “Plan”). In connection with the Merger, SafeStitch assumed all of TransEnterix Surgical’s options that were issued and outstanding immediately prior to the Merger at the exchange ratio of 1.1533, which were exercisable, as of the Merger date, for approximately 3,136,165 shares of Common Stock. Such options were granted under the TransEnterix, Inc. 2006 Stock Plan (the “2006 Plan”) which was assumed by the Company in the Merger. The 2006 Plan is maintained solely for the purpose of the stock options granted under the 2006 Plan that remain outstanding; no future awards are authorized to be made under the 2006 Plan. The Plan was originally approved by the Board and adopted by the majority of our stockholders on November 13, 2007. It was later amended and restated (and approved by the Board and approved by a majority of our stockholders on October 29, 2013) to increase the number of shares of Common Stock authorized under the Plan to 4,940,000 shares, and to make other changes. The Plan is used for plan-based awards for officers, other employees, consultants, advisors and non-employee directors. The Company can issue stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards under the Plan.

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options and other equity awards as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options (1)	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance (2)
Equity compensation plans approved by security holders	2,734,006	$4.96	2,186,360
Equity compensation plans not approved by security holders (3)	2,829,735	$0.66
Total	5,563,741		2,186,360

(1)	Includes 2,727,340 shares underlying outstanding stock options awarded under the Plan and 6,666 restricted stock units awarded under the Plan.
(2)	These shares are all available for future awards under the Plan.
(3)	Represents 2,696,401 shares underlying outstanding stock options awarded prior to the Merger under the 2006 Plan and assumed in the Merger, and 133,334 restricted stock units remaining under a new hire award to our Chief Financial Officer.

Director Compensation

The following table lists the compensation paid during 2014 to the non-employee directors of the Company:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total($)

Dennis J. Dougherty	—	—	14,739	—	—	—	14,739
Jane H. Hsiao, Ph.D., MBA	—	—	18,424	—	—	—	18,424
Aftab R. Kherani, M.D.	—	—	14,739	—	—	—	14,739
Paul A. LaViolette	—	—	22,109	—	—	—	22,109
David B. Milne	—	—	14,739	—	—	—	14,739
Richard C. Pfenniger, Jr.	—	—	18,424	—	—	—	18,424
William N. Starling	—	—	18,424	—	—	—	18,424

(1)	For all stock options in the table and the footnotes, the option values reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 13 to the Company’s audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 20, 2015.

Director Compensation Arrangements

On May 28, 2014, the Board approved a plan of compensation for its non-employee directors. Under the compensation plan, each new non-employee director shall receive a stock option grant to purchase 30,000 shares of Common Stock, vesting in equal installments on the first three anniversaries of the date of grant. In addition, each non-employee member of the Board shall receive an annual stock option grant to purchase 20,000 shares of Common Stock; the Chair of the Board shall receive an annual stock option grant to purchase an additional 10,000 shares of Common Stock; and the Chair of each of the Audit, Compensation and Corporate Governance and Nominating Committee shall receive an annual additional stock option grant to purchase 5,000 shares of

Common Stock. The annual stock option grants shall vest quarterly over one year. The term of each stock option is ten years and all such stock options are awarded under, and subject to the provisions of, the Company’s Incentive Compensation Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with Company management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for our Annual Meeting.

William N. Starling, Chair

Paul A. LaViolette

Aftab R. Kherani, M.D.

Jane H. Hsiao, Ph.D., MBA

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

BDO USA, LLP (BDO) has served as the independent registered public accounting firm of the Company since 2012. The following table sets forth the fees billed to the Company by BDO for its audits of the Company’s consolidated annual financial statements and other services for the years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees (1)	$280,725	$155,790
Audit-Related Fees (2)	—	$27,517
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$280,725	$183,307

(1)	Fees adjusted to include additional fees billed related to the 2013 audit.
(2)	Relates to financial statement services and due diligence services conducted in connection with the Merger and the filing of the Current Report on Form 8-K filed September 6, 2013.

Pre-Approval Policies and Procedures

Our Audit Committee has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by our independent auditors. The services requiring pre-approval by the audit committee may include audit services, audit-related services, tax services and other services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total amount of revenues paid by us to our independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. Subsequent to the Merger, audit-related services, tax services and all other services provided by BDO were pre-approved by the Audit Committee. Prior to the Merger during 2013 and in 2012, EisnerAmper, LLP served as the independent registered public accounting firm for SafeStitch, and all audit-related services, tax services and all other services provided by EisnerAmper LLP to SafeStitch were pre-approved by the Audit Committee. The Audit Committee has considered and determined that the provision of all non-audit services set forth in the table above is compatible with maintaining BDO’s independence.

Attendance at Annual Meeting

Representatives of BDO intend to be present at the Annual Meeting and will be available to respond to questions.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE – ELECTION OF DIRECTORS

The Board has nominated nine incumbent directors for re-election and one director nominee for election as directors to serve until our next annual meeting and until each director’s successor is duly elected and qualified. Each director nominee has consented to being named as a director nominee in this proxy statement and to serving as a director, if elected. Please see pages 7 through 10 of this proxy statement under the headings “Directors” and “Director Nominee” for information regarding the ten nominees for election as a director.

Nominees for election of directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the ten nominees for director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Paul A. LaViolette, Todd M. Pope, Dennis J. Dougherty, Jane H. Hsiao, R. Scott Huennekens, William N. Kelley, Aftab R. Kherani, David B. Milne, Richard C. Pfenniger, Jr. and William N. Starling, Jr. will each hold office for a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

Vote required and recommendation

The Board of Directors recommends a vote “For” the election of Messrs. LaViolette, Pope, Dougherty, Huennekens, Milne, Pfenniger and Starling and Drs. Hsiao, Kelley, and Kherani to the Board of Directors. Directors are elected by a plurality of votes. Unless otherwise specified, the enclosed proxy will be voted “For” the election of the Board of Directors’ slate of nominees. Neither management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted. Under the Dodd-Frank Act, the Company is providing the stockholders a vote to approve, on an advisory (nonbinding) basis, the compensation paid to our Named Executive Officers in 2014 as disclosed in this proxy statement in accordance with the SEC’s rules.

This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific element of our executive compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers as described in this proxy statement. The Board is asking the stockholders to indicate their support for our executive compensation program, as described in this proxy statement, by voting “For” the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers for 2014, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and disclosure.

Advisory Nature of the Vote

Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the stockholders and, to the extent there is any significant vote against the Company’s compensation practices for the Named Executive Officers as disclosed in this proxy statement, the Board will consider this stockholders’ vote and the Compensation Committee will evaluate whether any actions are necessary to address the stockholders’ concerns when considering future executive compensation arrangements.

Vote required and recommendation

Proposal Two requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote.

The Board of Directors recommends that stockholders vote “For” the proposal. Unless otherwise specified, the enclosed proxy will be voted “For” approval of Proposal Two.

PROPOSAL THREE – AMENDMENT AND RESTATEMENT OF THE 2007 AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

The purpose of the TransEnterix, Inc. 2007 Amended and Restated Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us and our subsidiaries and affiliates. We are proposing to further amend and restate the plan as described in this proposal, and to be called the TransEnterix, Inc. Amended and Restated Incentive Compensation Plan (the “Plan”). The Plan is intended to enable those persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between them and our stockholders, and to provide those such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

As of the record date, 4,940,000 shares of Common Stock were authorized for issuance under the Plan, of which 2,186,360 shares remain available for issuance.

Changes Proposed to be made to the Plan

In order to continue to provide the appropriate equity incentives to plan participants in the future, on February 4, 2015, the Board of Directors approved, subject to stockholder approval at this Annual Meeting, an amendment and restatement of the Plan to:

•	increase the number of shares of Common Stock reserved for issuance under the Plan by 7,000,000 shares from 4,940,000 shares to 11,940,000 shares;

•	extend of the term of the Plan by ten years to May 7, 2025;

•	amend the share counting provision of the Plan to count each share issued pursuant to a validly exercised or vested award as one share against the reserve; and

•	other updates to the provisions of the Plan to comply with applicable law.

Reasons for the Proposed Changes

The Company desires to have sufficient shares available for incentive and compensation awards to be made under the Plan for at least the next 18 months as it pursues its product development efforts. The Company also believes, for efficiency purposes, that it is helpful to extend the term of the Plan at this time so that it does not need to seek stockholder approval of that provision of the Plan at a later time. Finally, the Board has approved a change to the Plan to eliminate the accelerated reduction in the number of shares available under the plan for performance-based or service-based full value awards. The Company believes that its procedures to recommend and approve full value awards contemplate the differences between stock options and full value awards, and that such accelerated reduction is duplicative of the Company’s use of shares for full value awards. In addition, the Company seeks stockholder approval for purposes of section 162(m) of the Code.

Description of the Plan

The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the amended and restated Plan, which is contained in Annex A to this proxy statement.

Shares Available for Awards; Annual Per-Person Limitations

Under the Plan, 4,940,000 shares of Common Stock are reserved for issuance, of which 2,186,360 remain available for new issuances, as of December 31, 2014. If the amended and restated Plan is approved at this Annual Meeting, the total number of shares of Common Stock reserved under the Plan would be increased by 7,000,000 shares to an aggregate of 11,940,000 shares. Any shares that are subject to awards of stock options, stock appreciation rights, restricted stock, performance shares, deferred stock or other awards count against this limit as one share for every share granted. Prior to the amendment and restatement, any shares that are subject to awards other than stock options or stock appreciation rights were counted against this limit as 1.5 shares for every one share granted. The Board believes that because the awards made under the Plan take into account the difference between stock options, stock appreciation rights and “full value” awards, the additional share counting is not necessary.

If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares, then the shares subject to such forfeiture, expiration, termination, cash settlement or non-issuance will again become available for awards under the Plan. If any option or other award is exercised through the tendering of shares (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements, then only the net of the shares tendered or withheld count towards the limit. Awards issued in substitution for awards previously granted by a company acquired by us or one of our subsidiaries or affiliates, or with which we or one of our subsidiaries or affiliates combines, do not reduce the limit on grants of awards under the Plan. If the amendment and restatement of the Plan is approved by stockholders, the maximum number of shares of Common Stock that may be issued under the Plan as a result of the exercise of incentive stock options is 11,940,000 shares, subject to the adjustments described in the Plan.

The Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any fiscal year of the Company, no eligible person may be granted (i) stock options or stock appreciation rights with respect to more than 1,000,000 shares of Common Stock, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 500,000 shares of Common Stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units (which are described below) with respect to any 12-month performance period is $2,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and for any performance period that is more than 12 months, is $2,000,000 multiplied by the number of full 12-month periods that are in the performance period.

The Compensation Committee administers the Plan and is authorized to adjust the limitations described above and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects our Common Stock so that an adjustment is appropriate. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the Plan are our directors, officers, other employees, consultants and other persons who provide services to us or any of our subsidiaries or affiliates. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the Plan. As of the record date, approximately 130 non-employee directors, employees and current consultants were eligible to participate in the Plan.

The following table sets forth summary information as to outstanding awards granted under the Plan as of the record date:

Name/Group	Number of Options
Todd M. Pope, Chief Executive Officer and President	2,290,539
Joseph P. Slattery, Chief Financial Officer and EVP	1,029,233
Non-Employee Directors as a group	355,591
Non-Executive Employees and Consultants as a group	3,317,428

Administration

The Plan is administered by the Compensation Committee (sometimes referred to in this description as the “committee”); provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the committee under the Plan. Subject to the terms of the Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the Plan.

Stock Options and Stock Appreciation Rights

The committee is authorized to grant stock options, including both incentive stock options, which we refer to as “ISOs,” which can result in potentially favorable tax treatment to the recipient, and non-qualified stock options, and stock appreciation rights entitling the recipient to receive the amount by which the fair market value of a share of the Common Stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the committee, but the exercise price of a stock option that is intended to qualify as an incentive stock option under Section 422 of the Code, and the grant price of a stock appreciation right, may not be less than the fair market value of a share of the Common Stock on the date of grant. For purposes of the Plan, the term “fair market value” means the fair market value of the Common Stock, awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee, the fair market value of a share of the Common Stock as of any given date is the closing sales price per share as reported on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the committee. The committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other awards or other property (including loans). Options may be exercised by payment of the exercise price in cash, shares of Common Stock, outstanding awards or other property having a fair market value equal to the exercise price, as the committee may determine from time to time.

Restricted and Deferred Stock

The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which will be subject to any risks of forfeiture and other restrictions as the committee may impose. An eligible person granted restricted stock generally has all of the rights of a Company stockholder, unless otherwise determined by the committee. An award of deferred stock confers upon the recipient the right to receive shares of Common Stock at the end of a specified deferral period, subject to any risks of forfeiture and other restrictions as the committee may impose. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The committee is authorized to grant dividend equivalents conferring on recipients the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The committee is authorized to grant shares of Common Stock as a bonus, free of restrictions, or to grant shares of Common Stock or other awards in lieu of obligations of us to pay cash under the Plan or other plans or compensatory arrangements, subject to any terms that the committee may specify.

Other Stock-Based Awards

The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The committee determines the terms and conditions of those awards.

Performance Awards

The committee is authorized to grant performance awards to eligible persons on terms and conditions established by the committee. The performance criteria to be achieved during any performance period, and the length of the performance period, are determined by the committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of Common Stock (in which case they are referred to as performance shares) or by reference to a designated amount of property, including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination of those things, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify those awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under section 162(m) of the Code. For purposes of section 162(m) of the Code, the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in the company’s filings with the SEC by reason of the employee being among our most highly-compensated officers for the taxable year (other than our chief financial officer), and such other persons as need to be considered a covered employee pursuant to section 162(m). If and to the extent required under section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under section 162(m) of the Code is to be exercised by the committee and not the Board.

If and to the extent that the committee determines that these provisions of the Plan are to be applicable to any award, one or more of the following business criteria for us and our subsidiaries, on a consolidated basis, and/or for any of our subsidiaries or affiliates, or for business or geographical units of us and/or any of our subsidiaries or affiliates (except with respect to the total stockholder return and earnings per share criteria), will be used by the committee in establishing performance goals for awards under the Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; and (17) strategic plan development and implementation, including turnaround plans. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us. The committee will exclude the impact of an event or occurrence which the committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within our management’s reasonable control or (iii) a change in accounting standards required by generally accepted accounting principles. To the extent a performance-based award is made to a covered employee and intended to comply with the provisions of section 162(m) of the Code, the committee will select section 162(m)-compliant performance goals for such performance-based awards.

In determining the payout of any performance awards, the committee may use its discretion to decrease the amount payable pursuant to a performance award but, for awards to covered employees subject to section 162(m) of the Code, cannot increase the payout of any performance awards.

The composition of the committee meets the requirements of section 162(m) of the Code, and the committee determinations with respect to performance awards are documented in the certification required for the performance awards to qualify as “performance based compensation” under section 162(m) of the Code.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the committee, and may be made in a single payment or transfer, in installments or on a deferred basis. The committee may make provision for the payment or crediting of interest on installment or deferred payments or the grant or credit of dividend equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the Plan are generally granted without a requirement that the recipient pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the Plan, awards under other company plans, or other rights to payment from the company, and may grant awards in addition to and in tandem with other rights or awards.

Acceleration of Vesting; Change in Control

The committee may provide in an award agreement, or otherwise determine, that upon a “change in control” as defined in the Plan, (i) options and stock appreciation rights that previously were not vested or exercisable become immediately exercisable, or (ii) that any restrictions applicable to restricted stock, deferred stock or other stock based awards immediately lapse. In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan or the committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if that approval is required by law or regulation or under the rules of any stock exchange or quotation system on which our shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the Plan will terminate at the earliest of (a) when no shares of Common Stock remain available for issuance under the Plan, (b) termination of the Plan by the Board or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of the Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

Under the Code, the grant of a nonqualified stock option is generally not taxable to the optionee. On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of us or any of our subsidiaries or affiliates, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and if the recipient is an employee, either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which we refer to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares. This rule prevents “pyramiding” on the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and, if the optionee is an employee, either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received under the Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sales price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and, if the recipient is an employee, either the employee includes that amount in income or we satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

We may grant stock appreciation rights, which we refer to as “SARs,” separate from any other award, or in tandem with options under the Plan. Generally, the recipient of an SAR will not recognize any taxable income at the time the SAR is granted. When the SAR is exercised, the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

SARs may be issued in tandem with a stock option. Under this type of arrangement, the exercise of an SAR will result in the cancellation of an option, and the exercise of an option will result in a cancellation of an SAR. If the recipient of a tandem SAR elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above). As a result, the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A of the Code

The Plan is also intended to comply with Section 409A of the Code and all provisions of the Plan are to be interpreted in a manner consistent with the applicable requirements of Section 409A of the Code. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that does not comply with section 409A could be subject to immediate taxation on the award (even if the award is not exercisable) and an additional 20% tax on the award.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to employees under the Plan whom the committee expects to be covered employees at the time a deduction arises in connection with such options, may, if and to the extent so intended by the committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Vote required and recommendation

Proposal Three requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote.

The Board of Directors recommends that stockholders vote “For” the proposal, including for purposes of section 162(m) of the Code. Unless otherwise specified, the enclosed proxy will be voted “For” approval of Proposal Three, including for purposes of section 162(m) of the Code.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the stockholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

ANNUAL REPORT TO STOCKHOLDERS

Included with this proxy statement is the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon the written or oral request of a stockholder, we will deliver promptly a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy was delivered. Stockholders desiring to receive a separate copy now or in the future may contact us through at our corporate offices at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560 or by telephone, (919) 765-8400. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in our proxy statement and proxy for our 2016 annual meeting of stockholders pursuant to the provisions of Exchange Act Rule 14a-8 must be received by us at our executive offices by December 8, 2015.

Under our bylaws, only such business shall be conducted as shall have been brought before the meeting as specified in the meeting notice, by or at the direction of the Board or by any stockholder who is a stockholder of record at the time of giving of the meeting notice, who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.05 of our bylaws. Pursuant to such notice procedures, a stockholder notice of a matter to be considered for the 2016 annual meeting must be received by the Company no earlier than December 9, 2015 and no later than January 8, 2016 to be considered timely for the 2016 annual meeting of stockholders.

For any proposal that is otherwise permitted at the 2016 annual meeting of stockholders, but was not submitted to the Company on or before February 21, 2016, the persons named as proxy in the proxy card will be allowed to use his discretionary voting authority pursuant to Exchange Act Rule 14a-4(c)(1).

Stockholder proposals should be directed to our Corporate Secretary, 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560.

ANNEX A

TRANSENTERIX, INC.

AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

TRANSENTERIX, INC.

AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

A-i

TRANSENTERIX, INC.

AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist TRANSENTERIX, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” and “Beneficial Ownership” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent.”

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of NYSE MKT or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of NYSE MKT.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(kk) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ll) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(mm) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(nn) “Shareholder Approval Date” means the date of the Company’s 2015 Annual Meeting on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(oo) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(pp) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(qq) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(rr) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 11,940,000. Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v).

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Share that again become available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share under the Plan.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be issued under the Plan as a result of the exercise of the Incentive Stock Options shall be 11,940,000 shares.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 500,000 Shares, subject to adjustment as provided in Section 10(c) (the “Adjustment”), provided, however, that the Adjustment will be limited to not less than 1,000,000 Shares for Options or Stock Appreciation Rights and not less than 500,000 for Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) two million dollars ($2,000,000) with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, two million dollars ($2,000,000) multiplied by the number of full 12 months periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of

Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the regular dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of NYSE MKT or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either NYSE MKT or other national securities exchange, then the rules of NYSE MKT. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

Code Section 409A. This Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee shall make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier), and (b) amounts payable upon the termination of a Participant’s Continuous Service shall only be payable if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company, any Related Entity nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

8. Code Section 162(m) Provisions.

(a) Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; and (17) strategic plan development and implementation, including turnaround plans. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the

Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9. Change in Control.

(a) Effect of “Change in Control.” Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, but subject to the absolute discretion and approval of the Committee, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each such outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Definition of “Change in Control.” Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (u) any acquisition directly from the Company; (v) any acquisition by the Company; (w) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; (y) any acquisition by Dr. Phillip Frost or by any Person controlled by Dr. Phillip Frost, including, but not limited to, the Frost Gamma Investments Trust or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the shareholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the shareholders of the Company.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 6, 2015.
INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

1.	Election of ten directors. NOMINEES: (1) Paul A. LaViolette (2) Todd M. Pope (3) Dennis J. Dougherty (4) Jane H. Hsiao, Ph.D., MBA (5) William N. Kelley, M.D. (6) Aftab R. Kherani, M.D. (7) David B. Milne (8) Richard C. Pfenniger, Jr. (9) William N. Starling (10) R. Scott Huennekens	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY for all Nominees ☐	FOR ALL EXCEPT ☐	3.	Vote to amend and restate the 2007 Amended and Restated Incentive Compensation Plan (“the Plan”) to increase the number of shares reserved for issuance under the Plan, extend the term of the Plan, and make other changes and updates to the Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

					4.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and, in the list above, strike a line through the name of the nominee for whom you wish to withhold your vote.					The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 7, 2015 meeting.

2.	Advisory vote on the approval of the compensation of the Company’s Named Executive Officers for 2014.	FOR ☐	AGAINST ☐	ABSTAIN ☐		COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2015.

▲ FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD
TransEnterix, Inc. 635 Davis Drive, Suite 300 Morrisville, North Carolina 27560
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS — MAY 7, 2015

The undersigned hereby appoints Todd M. Pope and Joseph P. Slattery and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of TransEnterix, Inc. (the “Company”) to be held on May 7, 2015, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on March 20, 2015 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES TO THE BOARD OF DIRECTORS; FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2014; FOR THE AMENDMENT AND RESTATEMENT OF THE 2007 AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN; AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE